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                                                                   EXHIBIT 99.a


                                               CONTACT:  Cynthia R. Morris
                                                         Chief Financial Officer
                                                         (214) 373-7864 ext. 101

For Immediate Release

SUN COAST INDUSTRIES, INC. ANNOUNCES SALE OF ITS SPECIALTY RESINS AND COMPOUNDS
                       BUSINESS TO BORDEN CHEMICAL, INC.


Dallas, Texas, February 6, 1998 - Sun Coast Industries, Inc. (NYSE:SN) announced that, in a closing today, Borden Chemical, Inc. acquired the operating assets and assumed operating liabilities related to the Specialty Resins and Compounds Division of Plastics Manufacturing Company, a wholly owned subsidiary of Sun Coast Industries, Inc.

The business sold to Borden has a major position in the melamine resins industry with its resins being used primarily in decorative laminates for preassembled furniture, counter tops, flooring and other home products. In addition, the business makes urea and melamine based compounds primarily used in the electrical wiring device industry, for tableware and related products.

The acquisition includes manufacturing facilities located in Dallas, Texas and Murfreesboro, Tenn. More than 200 employees associated with the business are joining Borden Chemical.

Borden Chemical, Inc., a subsidiary of Borden, Inc., is a leading global producer and supplier for formaldehyde, melamine, resins, coatings and other chemical products used in forest products, foundry and other industrial application.

                                     *****

Note to Editors: Borden Chemical, Inc. is a subsidiary of privately held Borden, Inc. It is not affiliated with Borden Chemicals and Plastics Limited Partnership (NYSE: BCU).




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